Specially Used for Employment Agreement	Serial No.: 23-01-03

Employment Agreement

Name of Party A (Employer): Harbin Dongxing Energy Saving Technical Service Co., Ltd.

Address of the Company: No.183 Daxin Street, Daowai District, Harbin

Legal Person: ZHANG Deling

Main Executive: CHENG Zhao

Name of Party B (Employee): GUO Ying

Home Address: Xinyuan Community, Huanghe Road, Nangang District

ID Card No.: 230224197301050041

10020746 1511 01 00009

Made by Harbin Human Resources and Social Security Bureau Specially Used for Employment Agreement

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Notes

1. 23 in the upper right of the cover page stands for Heilongjiang Province; 01 stands for Harbin City, and the last number stands for district or county (city).

2. Regarding the 19 numbers below the cover page, 1st to 8th numbers stand for endowment insurance code; 9th to 12th numbers stand for the year and month when this agreement was signed; 13th to 14th numbers stand for the period of the agreement; 15th to 19th numbers stand for signing order.

For example: an agreement was signed in January 2008 and 9th to 12th numbers should be 0801; agreement period is one year; 13th to 14th numbers should be filed with 01. If the period agreement is unfixed, they should be filed with 90. If the period is defined by the length of work, they should be filed with 00.

3. The first number of 15th to 19th numbers: mark * when signed with a rural migrant worker; mark # when signed with a person outside the city; mark 0 when signed with a person within the city and district; 16th to 19th numbers should be filled by the employer.

Notice for Signing This Employment Agreement

1. The content of this agreement should be read carefully when both parties sign the agreement. Once it is signed, it will take effect and both parties should perform in all respects.

2. The employer should execute rules, regulations and decisions of major issues directly concerning the benefit of the employee and frankly inform of her obligations.

3. When the employer recruits the employee, the employer shouldn’t detain the ID card or other effective credentials of the employee and shouldn’t ask the employee for guarantee or charge money in any other names.

4 Once signed, both parties shouldn’t alter the content of the agreement without authorization.

5. Each party holds one copy of the agreement. Party A is not allowed to keep the agreement on behalf of party B. The agreement should be saved for two years after it being terminated.

6. If Party B recruited by Party is still under an agreement with other employers, Party B should tell the truth whether it would make a loss to her former employer and carry out a written commitment that if it might make a loss to her former employer, Party A has rights not to recruit her.

7. The agreement has to be signed by Party B in person.

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Specially Used for Employment Agreement

Pursuant to Labor Law of People’s Republic of China, Labor Contract Law of People’ Republic of China and other laws, rules and regulations, both parties agree to sign this employment agreement and abide by all terms under this agreement on the basis of equity, free will, consensus, honesty and credibility.

I Agreement Period

Item 1 Both parties choose the first form as the period of this agreement:

1. Fixed period: the period of this agreement is one year from November 10, 2015 to November 9, 2016 including probationary period of zero (month and day).

2. Unfixed period: from _________ till legal or stipulated terminative conditions by the agreement appear.

3. The period defined by the time of finishing certain task. From _________ till it terminates when the task is fulfilled.

II Work Content and Work Place

Item 2 According to Party A’s work demands, Party B agrees to take the position of Accountant. Both parties agree that the position can be changeable.

Item 3 Party B should fulfill designated work timely according to Party A’s demands and research the stipulated quality standard.

Item 4 Party B agrees to conduct work at the work place, No.26 Hengshan Road, Nangang District, Harbin, arranged by Party A.

III Work Time, Leisure Time and Holidays

Item 5 Party B follows 8 hours of service per day.

1. The standard work time is implemented. Party A arranges with Party B to work 8 hours or less per day and average work time of a week should be below 40 hours. For work demands, the work time can be extended within one hour a day after Party A negotiate with the labor union and Party B. If there are particular causes to extend work time, under the condition of ensuring Party B’s physical health, the work time can be extended within 3 hours and average extended time per week should be below 36 hours.

2 The method of calculating comprehensive work time is carried out. Average work time per day should be below 8 hours and average work time per week should be below 40 hours.

3 Variable work time is conducted. Party B arranges her work time and leisure time by herself.

Item 6 If Party A extends Party B’s work time, Party A should pay for overtime work.

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Item 7 Party B enjoys all rights of leisure time and holidays stipulated by the state during the agreement period and Party A should make sure that Party B has at least one day off per week.

IV Work Protection and Conditions

Item 8 Party A should strictly execute laws, rules and regulations related to labor protection by the state and the local, provide Party B with necessary labor conditions and instrument, build up a sound manufacturing processes and make operation specification, work norms, system and standard of labor security and health.

Item 9 If Party B engages in some work which might result in occupational disease, Party A should arrange occupational physical check for the employee before she taking up the position and being out of it in accordance with national regulations. During the agreement period, Party B should be physically checked regularly.

Item 10 Party A is obliged to conduct education and training concerning occupational ethics, business technology, labor security and health, related rules and regulations for Party B.

Item 11 Party B is entitled to refuse Party A’s illegitimate command, to criticize and to report to the authorities about Party A’s ignorance of Party B’s security and health.

V Work Payment

Item 12 The payment in probationary period shouldn’t be below 80% of the payment stipulated in Item 13 hereof and the minimum payment of the city which the work place is in.

Item 13 After Party B fulfills the probationary period, Party A should make sure that Party B is paid in the first form according to payment system of the company:

1 Paid by hours. The payment paid to Party B includes salary per month, that is, 1500 per month. If the payment system of Party A or Party B’s position changes, the payment will be conducted according to the new system.

2 Paid by quantity of work. Party A should lay out scientific, reasonable work quantitative standard ___ yuan per unit.

3 Other payment forms. Please see specific stipulation in Item 44.

Item 14 Party A should pay Party B with legal currency in the 10th day of each month. Embezzlement and defaulting are not allowed.

Item 15 If Party A requires Party B to extend her work time, Party A should pay Party B more than 150% of her salary; if Party A requires Party B to work in holidays without arrangement to defer them, Party A should pay Party B more than 200% of her salary.

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Item 16 If there is a stop of working and manufacturing not caused by the employee within one payment period, the employer should pay the employee according to the standard stipulated in employment contract. If more than a payment period, and the employee provides normal work, the payment Party A pays Party B shouldn’t be less than the local minimum payment standard; if the employee doesn’t provide normal work, it should be done pursuant to related national rules.

Item 17 If Party A extends Party B’s work time, Party A should pay for the overtime work.

Item 18 During the period of Party B enjoying holidays, home leaves, funeral leaves, etc., according to the law, Party A should pay Party B salary according to the standards of related national and local rules or stipulation in employment agreement.

VI Social Insurance and Welfare

Item 19 Party A should pay for Party B’s basic endowment insurance, basic health insurance, unemployment insurance, employment injury insurance and maternity insurance; personal payment of social insurance should be deducted by Party A from Party B’s salary. When both parties terminate the agreement, Party A should handle the transfer procedures of Party B’s archive and social insurance.

Item 20 If Party B is ill or injures not caused by work, her medical treatment should follow related national and local rules and regulations.

Item 21 If Party B injures at work, her treatment should follow related national and local rules and regulations.

Item 22 All kinds of treatment Party B enjoys in period of pregnancy, bearing, lactation, etc. should follow related rules and regulations.

Item 23 Party A provides Party B with following welfare: N/A

VII Work Discipline, Rules and Regulations

Item 24 Party A should show Party B all rules and regulations set out by Party A.

Item 25 Party B should strictly abide by rules and regulations set out by Party A, fulfill work task, improve occupational skills, exercise work security and health regulations, and respect work discipline and ethnics.

Item 26 If Party B breaks the work discipline, Party A gives her administrative handling and punishment till both parties terminate the agreement.

VIII The Change, Termination and Renewal of the Employment Agreement

Item 27 If some major changes of objective conditions which the agreement is

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signed on the basis of happen and result in unfulfillment of the agreement, some content hereof can be changed when both parties negotiate and agree.

Item 28 The agreement can be terminated when both parties negotiate and agree.

Item 29 If Party B has one of following behaviors, Party A can terminate the agreement.

1. Party B turns up to be unqualified to the position in probationary period. The qualification of recruitment is N/A;

2. Party B violently breaks work discipline or rules and regulations set out by Party A;

3. Party B conducts gross neglect of duty, plays favoritism, commits irregularities and causes Party A to bear major loss;

4. Party B establishes employment relationship with other companies at the same time and violently influences Party A’s work task or refuse to correct when Party A points it out;

5. Party B makes Party A establish and change the employment agreement on the breach of Party A’s real meaning in fraudulent means;

6. Party B is still subject to criminal prosecution under the law.

Item 30 Party A can terminate the agreement, if one of the following conditions occurs. But Party A should inform Party B in written form 30 days ahead of time or pay Party B one-month salary.

1. When Party B is ill or injures not caused by work, and the period of her medical treatment is fulfilled, Party B can’t take her former position or the other position further arranged by Party A;

2. Party B is no longer qualified to the job and still can’t after training or adjustment of position;

3. Both parties can’t come to consensus on the change of the agreement according to the regulation in Item 27 hereof.

Item 31 During the statutory reorganization when Party A is close to bankruptcy or severe difficulty in manufacturing and operating (the definition set out by local government), Party A can terminate the agreement after stating conditions to work union or whole employees, listening to their advice and reporting to labor security administration.

Item 32 If Party B has one of the following conditions, Party A shouldn’t terminate the agreement pursuant to Item 30 and 31 hereof.

1. If Party B engages in work which can cause occupational disease, she doesn’t take occupational physical check before leaving, or she is a suspended patient of occupational disease still under diagnosis or medical observe period;

2. The level of suffering occupational disease or injury at work researches the standard of not terminating employment agreement;

3. Be ill or injured at work, or within medical treatment period;

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4. Within period of pregnancy, bearing and lactation of female employees;

5. Continuously work for Party A for 15 years and only less than 5 years left towards legal retirement age;

6. Take the position of collective negotiating representative and be executing the duty;

7. Other conditions conform to rules and regulations.

Item 33 If one of the following conditions occurs, Party B can terminate the agreement at any time. Meanwhile Party A should pay Party B corresponding salary and social insurance.

1. The employer doesn’t provide work security and conditions according to the agreement;

2. The employer doesn’t fully pay salary on time;

3. The employer doesn’t pay social insurance for the employee under the law;

4. The rules and regulations of the employer breach the laws and regulations and damage the benefit of the employee;

5. The employer causes the ineffectiveness of the employment agreement as Item 26 of Labor Contract of People’s Republic of China stipulated;

6. Other conditions that employee can terminate the agreement under the laws, administrative rules and regulations.

Item 34 If Party B wants to terminate the agreement, she should inform Party A in written form 30 days ahead of time.

Item 35 When the agreement is expired, it will be terminated. The agreement can be renewed after both parties negotiate and agree to do so.

Item 36 After the fulfillment of the agreement, Party A should timely sign or renew the agreement if both parties are still in the employment relation. Party A should sign an unfixed period employment agreement with Party B, if Party B conforms to the conditions for the unfixed period agreement.

Item 37 When an unfixed period employment agreement is signed and legal terminating conditions or the following terminating conditions agreed by both parties occur, the agreement should be terminated.

N/A

IX Economic Compensation

Item 38 Party A doesn’t follow the stipulations of the agreement or national rules to pay the employee full salary and to arrange overtime work without payment. Party A has to pay all salary to Party B within stipulated time and is required to pay 50%-100% of payable amount as compensation.

Item 39 If Party A terminates the agreement, Party A should pay Party B economic compensation pursuant to Item 47 of Labor Contract of People’s Republic of China

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except for stipulated conditions in Item 29 hereof.

Item 40 If Party B terminates the agreement in the breach of rules or stipulations hereof, Party B should compensate Party A for following losses:

1. The training fee and recruiting fee paid by Party A;

2. Direct economic loss on manufacturing, operating and working;

3. Other compensation fees agreed hereof.

X Responsibility for the Breach of the Agreement

Item 41 When one of both parties breaches the agreement, he or she should take the obligation of the breach.

XI Other Issues Agreed by Both Parties

Item 42 N/A

XII Resolution for Labor Dispute

Item 43 The employee can submit labor dispute to labor dispute arbitration commission of the company. If the employee refuses to arbitrate or gains unsuccessful arbitration, the employee can apply for arbitration to labor dispute arbitration commission within one year since the labor dispute happens. The employee can directly apply for arbitration to labor dispute arbitration commission. If the employee is not satisfied with the arbitration, the employee can file a suit to the court.

XIII Others

Item 44 The following specific agreement, rules and regulations should be an attachment to this agreement and enjoy equally legal binding effect.

Item 45 Both parties can solve the uncovered issues through negotiation; those which are not in accordance with related stipulation of future national laws, rules and regulations should be executed pursuant to the related stipulation.

Item 46 The agreement is written in duplicate and each party holds one.

Item 47 Party B makes sure the following address is mailing address for files and documents related to labor relation management. If changed, Party B should inform Party A in written form.

Copy of Guo Ying’s ID Card

Name: Guo Ying

Gander: Female Ethnicity: Han

Date of Birth: January 5, 1973

Address: Room 501, Unit 2, Building 4, Huanghe Lvyuan Residential Area B, No.99 Huanghe Road, Nangang District, Harbin

ID Card No.: 230224197301050041

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Issued Authority: Nangang Branch, Harbin Police Department

Valid Period: January 24, 2013 - January 24, 2033

Party A: Harbin Dongxing Energy Saving Technical Co., Ltd. (Seal)

Legal Person (Authorized Agent): /s/ Zhang Deling (Seal)

Main Person in Charge:

November 10, 2015

Party B: /s/ Guo Ying (Signature)

November 10, 2015

Record-Filing Authority: Specific Seal for Employment Agreement Record-Filling of Harbin Human Resources and Social Security Bureau (Seal)

Record-Filing Officer: Zhang Yuhua (Seal)

November 11, 2015

(The agreement should be saved by Party A for at least two years since the day of it being terminated.)

Printing Date: March 2, 2016

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